Exhibit 5.1

January 31, 2022

Mullen Automotive Inc.

1405 Pioneer Street

Brea, California 92821

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Mullen Automotive Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale by the selling stockholders listed therein of up to an aggregate of 228,568,886 shares of the Company’s common stock, par value $0.001 per share ("Common Stock"), consisting of (i) up to 11,392,058 shares of Common Stock that is issued and outstanding (the “Common Shares”); (ii) up to 35,654,996 shares of Common Stock issuable upon conversion of preferred stock (the “Conversion Shares”); (iii) up to 148,139,757 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of outstanding warrants (the “Warrants”); (iv) up to 2,454,240 shares of Common Stock (the “Note Shares”) issuable upon conversion of convertible notes (the “Notes”); and (v) up to 30,927,835 shares of Common Stock (the “Equity Line Shares”) issuable pursuant to an Equity Line of Credit whereby the Esousa Holdings, LLC committed to purchase up to an aggregate of up to $30,000,000, or $2.5 million per month, in Common Stock over a twelve-month period pursuant to a purchase agreement dated September 1, 2021 (the “Equity Line of Credit”). The Common Shares, Conversion Shares, Warrant Shares, Warrants, Note Shares, and Equity Line Shares are collectively referred to as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and all exhibits thereto, and (iv) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Common Shares are, and the Warrant Shares, Note Shares, and Equity Line Shares, when paid for and issued pursuant to the terms of the applicable Securities, will be, duly authorized, legally issued, fully paid and non-assessable. The Warrants are legally and validly binding obligations of the Company.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

We hereby consent to the filing of this opinion to the Commission as an exhibit to the Registration Statement. We hereby also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Sincerely,

/s/ McDermott Will & Emery LLP